UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 16, 2010
BRIGHAM EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-34224	75-2692967

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Bridgepoint Pkwy, Bldg. Two, Suite 500, Austin, Texas	78730

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (512) 427-3300
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On September 16, 2010, Brigham Exploration Company (the “Company”) and the Company’s subsidiaries (the “Guarantors”) entered into a purchase agreement (the “Purchase Agreement”) with Credit Suisse Securities (USA) LLC and Banc of America Securities LLC, as representatives of the initial purchasers (the “Initial Purchasers”), in which the Company agreed to issue and sell $300 million aggregate principal amount of the Company’s 8.75% Senior Notes due 2018 (the “Senior Notes”) to the Initial Purchasers at a purchase price of 100% of the principal amount of the Senior Notes. The Guarantors agreed to guarantee payment of the Senior Notes. Closing of the sale of the Senior Notes is subject to customary conditions and is expected to occur on September 27, 2010.
In the Purchase Agreement, the Company and the Guarantors made customary representations and warranties and agreed to indemnify the Initial Purchasers against various liabilities, including certain liabilities with respect to the Company’s offering circular relating to the Senior Notes.
The offering of the Senior Notes, which is subject to market availability as well as other conditions, will be made only to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act. The Senior Notes will not be registered under the Securities Act or the securities laws of any other jurisdiction. Unless they are so registered, the Senior Notes may be offered and sold only in transactions that are exempt from registration under the Securities Act and the applicable securities laws of other jurisdictions.
In connection with the closing of the transactions contemplated by the Purchase Agreement, the Company and the Initial Purchaser will enter into a registration rights agreement, pursuant to which the Company will agree to offer to exchange the Notes for a new issue of substantially identical notes registered under the Securities Act.
A copy of the Purchase Agreement is attached as Exhibit 10.49 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is filed as part of this current report on Form 8-K:

Exhibit No.	Item

10.49	Purchase Agreement dated September 16, 2010 among the Company, the Guarantors and the Initial Purchasers.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHAM EXPLORATION COMPANY
Date: September 20, 2010	By:	/s/ EUGENE B. SHEPHERD, JR.
		Name:	Eugene B. Shepherd, Jr.
		Title:	Executive Vice President & Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Item

10.49	Purchase Agreement dated September 16, 2010 among the Company, the Guarantors and the Initial Purchasers.